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                                                                    EXHIBIT 10.3

                            U.S. PLASTIC LUMBER CORP.

                              10% SUBORDINATED NOTE

NEW YORK, NEW YORK                                                   $5,600,000
ISSUE DATE:  September 24, 2002

         FOR VALUE RECEIVED, U.S. PLASTIC LUMBER CORP., a Nevada corporation (the "CORPORATION"), hereby promises to pay to the order of Halifax Fund L.P. or its permitted successors or assigns (the "HOLDER") the sum of five million six hundred thousand dollars ($5,600,000) in same day funds, on or before the Maturity Date (as defined below).

         The Corporation has issued this Note pursuant to an Exchange and Repurchase Agreement, dated as of September 24, 2002 (the "EXCHANGE AGREEMENT"). This Note is (i) subject to the terms of an Amended and Restated Subordination and Intercreditor Agreement, dated as of September 9, 2002, between Bank of America, N.A, as agent and Halifax Fund L.P. (the "RESTATED INTERCREDITOR AGREEMENT") and (ii) is secured by the security interest in the Company's Property as described in a Restated Security Agreement, dated as of September 24, 2002, between the Corporation and Halifax Fund L.P. (the "RESTATED SECURITY AGREEMENT")

         The following terms shall apply to this Note:

1.       DEFINITIONS.

                  "BANKRUPTCY CODE" means Title 11, United States Code, as amended.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which either the New York Stock Exchange or commercial banks in the city of New York are authorized or required by law to close.

                  "CHANGE OF CONTROL TRANSACTION" means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation or any of its Subsidiaries; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of; (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of transactions in which any Person or group acquires more than fifty percent (50%) of the voting power of the Corporation; (e) a transaction or series of transactions in which any Person (other than the Corporation or a wholly-owned subsidiary of the Corporation) or group acquires any capital stock of any Subsidiary of the Corporation; (f) any "Rule 13e-3 Transaction", as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, and (g) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Corporation on the first day of such period (together with any



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new directors whose election by the Corporation's Board of Directors or whose nomination for election by the Corporation's shareholders was approved by a vote of at least a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) shall cease to constitute at least a majority of the Board of Directors of the Corporation. In no event shall the sale of the Clean Earth Entities and the Clean Earth Intellectual Property pursuant to the Clean Earth Purchase Agreement constitute a "Change of Control Transaction".

                  "DEBENTURE" means the 10% Convertible Subordinated Debenture, due March 24, 2006, issued pursuant to the Exchange Agreement.

                  "DEBT" shall have the meaning specified in the Exchange Agreement.

                  "DEFAULT INTEREST RATE" means the highest default rate of interest specified in the credit agreement governing the Senior Credit Facility.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

                  "ISSUE DATE" means the date on which this Note is issued.

                  "JUNIOR SECURITIES" means all equity securities of the Corporation issued and outstanding at any time.

                  "LIEN" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "LIQUIDATION EVENT" has the meaning specified in Section 4 hereof.

                  "MASTER SECURITY AGREEMENT" means the Security Agreement, dated as of February 24, 2000, among the Corporation, GE Capital Corporation, as agent, and the financial institutions named therein, and related documents, each as amended or otherwise modified from time to time, and any renewal, extension, refinancing or replacement (or successive renewals, extensions, refinancings or replacements) thereof.

                  "MATURITY DATE" means March 24, 2006.

                  "OBLIGATIONS" means any and all indebtedness, liabilities and obligations of the Corporation to the holder of this Note evidenced by and/or arising pursuant to this Note, the Exchange Agreement or the 2002 Registration Rights Agreement, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Corporation to repay principal of this Note, to pay interest on this Note



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(including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Exchange Agreement or the 2002 Registration Rights Agreement.

                  "PERSON" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

                  "QUAKERTOWN NOTE" shall have the meaning set forth in the Restated Intercreditor Agreement.

                  "SCHEDULED INTEREST PAYMENT DATE" means the first Business Day of each September and March following the Issue Date.

                  "SENIOR CREDIT AGREEMENT" means the Credit Agreement, dated as of September 10, 2002, between the Company and Bank of America, as amended or otherwise modified from time to time, and any renewal, extension, refinancing or replacement (or successive renewals, extensions, refinancings or replacements) thereof.

                  "SENIOR DEBT" means (a)(i) the outstanding principal balance of all obligations under and pursuant to the Senior Credit Agreement and the Master Security Agreement, or any agreement or agreements evidencing any refinancing or replacement thereof permitted under Section 5.8 of the Exchange Agreement (collectively, the "SENIOR LOAN AGREEMENTS"), respectively, including, without limitation, reimbursement obligations under letters of credit issued pursuant to a Senior Loan Agreement and (ii) all obligations under interest rate or foreign currency hedging or commodity price hedging, swap, cap, collar or similar agreements of the Corporation to any lender under a Senior Loan Agreement, or any of their respective affiliates, whether now existing or hereafter arising (and whether such indebtedness arises or accrues before or after the commencement of any bankruptcy, insolvency or receivership proceedings), including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in the relevant Senior Loan Agreement and costs, expenses, and legal fees, whenever incurred (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding); and (b) amounts disbursed or advanced (including, without limitation in connection with the provision of any financing or other financial accommodations pursuant to Section 364 of the Bankruptcy
Code) by the Senior Lenders which the Senior Lenders, in their discretion, deem necessary or desirable to preserve or protect any collateral or to enhance the likelihood or maximize the amount of repayment of the Senior Debt, including, but not limited to, all protective advances, costs, expenses, and attorneys' and paralegals' fees, whensoever made, advanced or incurred by the Senior Lenders in connection with the Senior Debt or the collateral therefor.

                  "SENIOR LENDER" means any lender named in a Senior Loan Agreement.

                  All definitions contained in this Note are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Note refer to this Note as a whole and not to any particular provision of this Note. Any capitalized term used herein that is not otherwise defined shall have the meaning specified in the Exchange Agreement.



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2.       INTEREST.

                  (a) INTEREST ACCRUAL. This Note shall bear interest on the unpaid principal amount hereof ("INTEREST") at an annual rate of ten percent (10%), computed on the basis of a 360-day year, compounded semi-annually and calculated using the actual number of days elapsed since the Issue Date or the day on which interest was most recently paid, as the case may be. The Corporation shall pay to the Holder accrued and unpaid Interest in cash (i) subject to Section 2(b) hereof, on each Scheduled Interest Payment Date, (ii) on the Maturity Date (whether by acceleration or otherwise) and (iii) on any date on which the entire principal amount of this Note is paid in full (each of (i), (ii) and (iii) being referred to herein as an "INTEREST PAYMENT DATE").

                  (b) PAYMENT IN KIND. During the period beginning on the Issue Date and ending on the second anniversary of the Issue Date, the Corporation may pay Interest that becomes due on a Scheduled Interest Payment Date by increasing the principal balance of this Note by the amount of such accrued Interest not paid in cash; PROVIDED, HOWEVER, that the Corporation must pay in cash all Interest that becomes due (i) on an Interest Payment Date that is other than a Scheduled Interest Payment Date or (ii) on a Scheduled Interest Payment Date occurring after the second anniversary of the Issue Date. The Corporation shall maintain a record showing, at any given time, the unpaid principal amount of this Note and the date of any increase to such principal amount pursuant to this paragraph 2(b). The Holder shall amend ANNEX I hereto upon any such increase to reflect the unpaid principal amount hereof.

                  (c) DEFAULT INTEREST. Any amount of Interest that is not paid on the relevant Interest Payment Date shall bear interest thereafter at the Default Interest Rate. The Corporation must pay interest at the Default Interest Rate in cash on or before the fifth (5th) Business Day following the last day of each calendar month in which such interest accrues.

3.       EVENTS OF DEFAULT.

                  (a) ACCELERATION OF INDEBTEDNESS. In the event that an Event of Default (as defined below) occurs, the Holder may declare, by written notice to the Corporation (an "ACCELERATION NOTICE"), all unpaid amounts of principal of and interest on this Note to be immediately due and payable, without presentment, demand, protest or notice of any kind (other than an Acceleration Notice), all of which are hereby expressly waived, anything herein or in any other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, subject to the terms of the Restated Intercreditor Agreement. In the event that the Corporation fails to pay all amounts due hereunder within three (3) Business Days following the delivery of an Acceleration Notice to the Corporation (such third Business Day being deemed to be the Maturity Date for purposes hereof), such unpaid amounts shall bear interest thereafter at the Default Interest Rate.

                  (b) EVENTS OF DEFAULT. Each of the following events shall be deemed an "EVENT OF DEFAULT":



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                           (i) a Liquidation Event occurs or the Company
publicly announces its present intention to effect a Liquidation Event;

                           (ii) other than an Event of Default described in
Section 3(b)(v) or Section 3(b)(vi) below, in which case such provision shall apply, the Corporation breaches or provides written notice to the Holder of its intent to breach, in a material respect, any covenant or other material term or condition of this Note (including without limitation any payment obligation hereunder), the Debenture, the Exchange Agreement, the Restated Security Agreement, the 2002 Registration Rights Agreement or any other Transaction Document, and such breach continues for a period of ten (10) Business Days after written notice by the Holder to the Corporation; PROVIDED, HOWEVER, that such written notice by the Holder shall not be required in the event that such breach relates to the failure by the Company to pay principal, interest or any other amount as and when due under the Debenture or this Note, and in such event, such ten day period shall be deemed to commence on the date on which such payment becomes due and payable, and an Event of Default shall be deemed to have occurred if such payment is not made on or before the last day of such period;

                           (iii) any representation or warranty made by the
Corporation contained in this Note, the Exchange Agreement, the Restated Security Agreement, or the 2002 Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made; and

                           (iv) a default occurs under or with respect to any
instrument that evidences Debt of the Corporation in excess of five hundred thousand dollars ($500,000), individually or in the aggregate, after giving effect to any applicable grace or cure period and to any waiver granted in writing by the holder of such Debt, and the result thereof is to cause such Debt to become due and payable prior to its stated maturity;

                           (v) an Interfering Event (as defined in the 2002
Registration Rights Agreement) occurs and continues unremedied for at least thirty (30) days; and

                           (vi) the Holder delivers a Redemption Notice (as
defined below) to the Corporation in accordance with Section 3A hereof and the Corporation fails to pay the Redemption Price (as defined below) to the Holder on or before the tenth (10th) Business Day following the Redemption Date (as defined below).

3A.      MANDATORY REDEMPTION.

         In the event that a Change of Control Transaction occurs, the Holder shall have the right, at any time following the consummation thereof, to require the Corporation to redeem all or any part of this Note at the Redemption Price (as defined below) by delivering to the Corporation written notice to such effect (a "REDEMPTION NOTICE"). Upon receipt of a Redemption Notice, the Corporation shall pay the Redemption Price in cash to the Holder against delivery of this Note on or before the fifth (5th) Business Day following its receipt of such Redemption Notice (such fifth Business Day being referred to herein as the "REDEMPTION DATE"). In the event the Corporation does not pay the Redemption Price to the Holder on or before the Redemption Date, such unpaid amount shall bear interest at the Default Interest Rate until paid in full. The



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Corporation will not effect or participate in a Change of Control Transaction
(or, in the event of a third-party tender offer, will not recommend that its shareholders accept the terms of such offer) unless the surviving entity (if not the Corporation) assumes the obligations of the Corporation under this Section 3A. For purposes hereof, "REDEMPTION PRICE" means the outstanding principal amount of this Note plus all accrued but unpaid interest (including without limitation interest at the Default Interest Rate, if any) and other amounts accrued and owing hereunder. Notwithstanding the foregoing, the Holder will not effect a redemption pursuant to this paragraph 3A in the event that, following a merger, consolidation or other business combination with or into any other entity that constitutes Change of Control Transaction, the creditworthiness of the surviving entity, and the competency and reputation of management, each in the sole discretion of the Holder acting in good faith, is the same or better than that of the Company immediately prior to such transaction.

4.       PRIORITY ON LIQUIDATION.

         Subject to the provisions of the Restated Intercreditor Agreement and applicable law, in the event of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Corporation or to its creditors, as such, or to its assets or (y) the dissolution or other winding up of the Corporation, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each a "LIQUIDATION EVENT"), then, and in any such event, the Holder of this Note shall first be entitled to receive payment in full of all principal of, and all Interest and other amounts due or to become due on, this Note before any payment on account of principal, premium, if any, interest, dividends or any other amounts is made on any other Debt (other than, with the exception of the Debt represented by the Quakertown Note, Senior Debt) of the Corporation or Junior Securities, whether on account of any purchase, exchange or redemption or other acquisition of such Debt or Junior Securities, at maturity or otherwise.

5.       SUBORDINATION.

         Notwithstanding anything to the contrary contained herein, this Note and the Corporation's obligation to make any payment of principal, interest, liquidated damages or any other amounts hereunder shall constitute a portion of the "Halifax Indebtedness" under and as defined in the Restated Intercreditor Agreement and, as such, shall be subordinated to the prior payment in full and in cash of the Senior Debt (other than the Debt represented by the Quakertown
Note) on the terms provided in the Restated Intercreditor Agreement, all of which are incorporated herein by reference.

6.       MISCELLANEOUS.

         (a) FAILURE TO EXERCISE RIGHTS NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.




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         (b) NOTICES. Any notice, demand or request required or permitted to be given by the Corporation or the Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  to the Corporation:

                                U.S. Plastic Lumber Corp.
                                2300 W. Glades Road
                                Suite 440 West
                                Boca Raton, Florida 33431
                                Attention: Bruce Rosetto
                                Facsimile: (561) 394-5335

                  with copy to:

                                Blank Rome Comisky & McCauley LLP
                                One Logan Square
                                Philadelphia, Pennsylvania  19103
                                Attention: Alan L. Zeiger, Esq.
                                Facsimile: (215) 569-5628

                  to the Holder:

                               c/o The Palladin Group, L.P.
                               195 Maplewood Avenue
                               Maplewood, New Jersey 07040
                               Attn:  Robert Chender/Maurice Hryshko

                  with copy to:

                               Duval & Stachenfeld
                               300 East 42nd Street
                               New York, NY 10017
                               Attn: Robert L. Mazzeo, Esq.
                               Fax: 212-883-8883

A party may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

         (c) AMENDMENTS. No amendment, modification or other change to, or waiver of any provision of, this Note may be made unless such amendment, modification, change or waiver is set forth in writing and is executed and delivered by the Corporation and the Holder; PROVIDED, HOWEVER, that, while any Senior Debt (other than the Debt represented by the Quakertown Note) has not



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been paid in full in cash or any commitment to extend Senior Debt is outstanding, no amendment, modification or other change may be made to Section 5 hereof without the prior written consent of the holders of a majority of the principal amount of such Senior Debt that is outstanding on the effective date of such amendment, modification or change.

         (d) TRANSFER OF NOTE. The Holder may sell, transfer or otherwise dispose of all or any part of this Note (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition complies with the applicable requirements of the Exchange Agreement; PROVIDED, HOWEVER, that the Holder will not, at any time that the Senior Debt (other than the Debt represented by the Quakertown Note) has not been paid in full in cash or any commitment to extend such Senior Debt is outstanding, sell, transfer, pledge, assign, hypothecate or otherwise dispose of this Note to any person other than a person who agrees in writing, in form and substance reasonably satisfactory to the Corporation and the holders of majority of the outstanding principal amount of such Senior Debt, to be bound by the terms of the Restated Intercreditor Agreement applicable to the Holder. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the Holder of a Note in the principal amount acquired by such transferee, and the Corporation shall, as promptly as practicable, issue and deliver to such transferee a new Note identical in all respects to this Note (but, if deemed appropriate by the Corporation, reflecting all principal amounts previously paid), in the name of such transferee. The Corporation shall be entitled to treat the original Holder as the holder of this entire Note unless and until it receives written notice of the sale, transfer or disposition hereof and the other requirements applicable thereto have been satisfied.

         (e) LOST OR STOLEN NOTE. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Note, if mutilated, the Corporation shall execute and deliver to the Holder a new Note identical in all respects to this Note.

         (f) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

         (g) SUCCESSORS AND ASSIGNS. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Corporation and the Holder. The Corporation may not assign its rights or obligations under this Note except as specifically required or permitted pursuant to the terms hereof and of the Exchange Agreement.

         (h) PREPAYMENT. Subject to the terms of the Restated Intercreditor Agreement, the Corporation may prepay this Note, in whole or in part, at any time and from time to time, prior to the Maturity Date.

                           [Signature Page to Follow]


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IN WITNESS WHEREOF, the Corporation has caused this Note to be signed in its name by its duly authorized officer on the date first above written.

U.S. PLASTIC LUMBER CORP.


By: /s/ Bruce Rosetto
   ----------------------------
   Name: Bruce Rosetto
   Title: Secretary




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